Exhibit 99.1

PRESS RELEASE

InfoSonics Reports Third Quarter 2015 Results

SAN DIEGO, November 5, 2015 – InfoSonics Corporation (NASDAQ: IFON), the provider of verykool® wireless handset solutions and tablets, today announced results for its third quarter ended September 30, 2015.

“We are encouraged by the significant improvement we achieved this quarter compared to the prior year,” said Joseph Ram, president and CEO of InfoSonics. “We reported a 50% increase in sales and a 67% increase in gross profit. Our strategy to focus on the retail channel rather than large carrier customers is gaining significant traction. Sales to retailers and distributors comprised 69% of our 2015 third quarter sales. That represents a dramatic shift from only 19% in the first quarter of 2014. The result is that we are now selling a greater percentage of smartphones and our average unit selling price in the 2015 third quarter rose by 33% to $39.34 compared to $29.64 in the 2014 third quarter. I am also encouraged that we were able to achieve these results despite the extremely weak currency environment that exists throughout the Latin American markets we serve. Our goal now is to offer a wider portfolio of products with higher average selling prices, and accelerate revenue growth by generating additional business with existing distributors and retailers, as well as adding new customers who can help us fill market gaps and profitably leverage our existing infrastructure.”

We had net sales for the 2015 third quarter of $12.2 million, which represented a $4.0 million, or 50%, increase from $8.1 million for the third quarter of 2014. We experienced significant growth in sales to a number of big box retailers and distribution customers across Latin America and the U.S. These gains were partially offset by lower sales to Latin American carrier customers. Unit shipments during the quarter increased by 12% compared to the comparable period in 2014, and, as noted above, the average selling price per unit rose 33%, reflecting the demand for higher end smartphones in the retail channel compared to the operator channel. For the nine months ended September 30, 2015, our net sales were $37.6 million, which represented a $7.4 million, or 25%, increase over $30.2 million for the comparable nine month period of 2014.

Gross profit in the third quarter of 2015 was $2.0 million, a 67% increase compared to $1.2 million for the comparable period in 2014. Our gross profit margin as a percent of sales in the 2015 third quarter improved to 16.4% compared to 14.7% for the comparable period in 2014. For the nine months ended September 30, 2015, gross profit was $6.2 million, which represented an $866,000 increase from $5.3 million for the comparable period in 2014.

Operating expenses in the third quarter of 2015 were $2.1 million, an increase of $161,000, or 8%, compared to $1.9 million in the 2014 third quarter. This reflects a $286,000, or 16%, increase in SG&A expenses and an elimination of R&D expenses, which amounted to $125,000 in the comparable period of 2014. The higher SG&A expenses include increased marketing, wages and professional fees. For the nine months ended September 30, 2015, operating expenses were $6.2 million, a 6% increase over $5.8 million in the comparable period of 2014.

The net loss for the third quarter of 2015 was $138,000, $0.01 per share, compared to a net loss of $633,000, $0.04 per share, in the third quarter of 2014. For the nine months ended September 30, 2015, the net loss was $284,000, $0.02 per share, compared to a net loss $469,000, $0.03 per share, in the comparable period of 2014.

At September 30, 2015, we had $2.1 million in cash, $14.9 million of net working capital and no outstanding funded debt.

About InfoSonics Corporation

InfoSonics is a San Diego-based manufacturer and provider of wireless handsets, tablets and related products to carriers, distributors and consumers in the United States and Latin America under the verykool® brand. The company is committed to delivering quality products with innovative designs that appeal to consumers and offer exceptional value. Additional information can be found on our corporate website at www.infosonics.com and www.verykool.net.

Past performance in any period may not be indicative of future results in the next period or the same period in a subsequent year. We also experience seasonal revenue fluctuations that can be significant from one quarter to another. Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: (1) intense competition internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) our ability to source new verykool® handsets, including LTE models, at a sufficient pace and successfully introduce them into target markets; (3) extended general economic downturn in world markets; (4) inability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (5) the ability of the Company to maintain and improve its gross margins despite intense competition; (6) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our international operations which could significantly increase selling prices of our products to our customers and end-users; (7) the ability to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services; (8) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (9) significant changes in supplier terms and relationships or shortages in product supply; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk and other related risks; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) uncertain political and economic conditions internationally, including terrorist or military actions; (14) the loss of a key executive officer or other key employees and the integration of new employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) seasonal buying patterns; (18) the resolution of any litigation for or against the Company, including claims for infringement of intellectual property; (19) the ability of the Company to have access to adequate capital to fund its operations, including the availability of vendor credit and availability under the Company’s bank line of credit; and (20) the ability of the Company to generate taxable income in future periods. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:

Vernon A. LoForti

Chief Financial Officer

vern.loforti@infosonics.com

858-373-1675

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InfoSonics Corporation

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net sales	$12,179	$8,138	$37,641	$30,207
Cost of sales	10,178	6,943	31,478	24,910

Gross profit	2,001	1,195	6,163	5,297

Operating expenses:
Selling, general and administrative	2,084	1,798	6,185	5,320
Research and development	—	125	—	509

	2,084	1,923	6,185	5,829

Operating loss	(83)	(728)	(22)	(532)
Other income (expense):
Other income (expense), net	—	119	—	117
Interest, net	(55)	(24)	(259)	(51)

Loss before provision for income taxes	(138)	(633)	(281)	(466)
Provision for income taxes	—	—	(3)	(3)

Net loss	$(138)	$(633)	$(284)	$(469)

Net loss per share (basic and diluted)	$(0.01)	$(0.04)	$(0.02)	$(0.03)
Basic and diluted weighted-average number of common shares outstanding	14,388	14,357	14,377	14,311

InfoSonics Corporation

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	September 30, 2015	December 31, 2014
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,060	$1,464
Trade accounts receivable, net of allowance for doubtful accounts of $95 and $95, respectively	10,262	15,644
Other accounts receivable	94	70
Inventory	6,952	5,880
Prepaid assets	2,304	2,778

Total current assets	21,672	25,836
Property and equipment, net	175	137
Other assets	90	31

Total assets	$21,937	$26,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,424	$4,371
Accrued expenses	2,344	2,804
Line of credit borrowings	—	2,725

Total current liabilities	6,768	9,900

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized (no shares issued and outstanding)	—	—
Common stock, $0.001 par value, 40,000 shares authorized, 14,389 and 14,358 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	14	14
Additional paid-in capital	32,797	32,614
Accumulated other comprehensive loss	(1,560)	(726)
Accumulated deficit	(16,082)	(15,798)

Total stockholders’ equity	15,169	16,104

Total liabilities and stockholders’ equity	$21,937	$26,004

InfoSonics Corporation

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	For the Nine Months Ended September 30,

	2015	2014
Cash flows from operating activities:
Net loss	$(284)	$(469)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	73	112
Loss on disposal of fixed assets	—	11
Recovery of bad debts	—	(25)
Provision for obsolete inventory	(113)	157
Stock-based compensation expense	156	60
(Increase) decrease in:
Trade accounts receivable	5,382	1,363
Other accounts receivable	(24)	(377)
Inventory	(959)	(2,567)
Prepaids	474	(329)
Other assets	(59)	147
(Increase) decrease in:
Accounts payable	53	610
Accrued expenses	(460)	(411)

Net cash provided by (used in) operating activities	4,239	(1,718)

Cash flows from investing activities:
Purchase of property and equipment	(111)	(90)

Net cash used in investing activities	(111)	(90)

Cash flows from financing activities:
Borrowings on line of credit	4,460	1,249
Repayments on line of credit	(7,185)	(1,249)
Cash received from exercise of stock options	27	137

Net cash provided by (used in) financing activities	(2,698)	137

Effect of exchange rate changes on cash	(834)	(158)

Net increase (decrease) in cash and cash equivalents	596	(1,829)
Cash and cash equivalents, beginning of period	1,464	2,369

Cash and cash equivalents, end of period	$2,060	$540

Cash paid for interest	$287	$48
Cash paid for taxes	$—	$—